Exhibit 99.1

Investor Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

POLYCOM REPORTS FIRST QUARTER 2009 EARNINGS

Telepresence Revenues Grew 45 percent Year-over-Year;

Network Systems Revenues Grew 10 percent Year-over-Year

PLEASANTON, Calif. – April 15, 2009 – Polycom, Inc. (NASDAQ: PLCM), the global leader in telepresence, video and voice communications solutions, today reported its earnings for the first quarter ended March 31, 2009.

First quarter 2009 consolidated net revenues were $225.4 million, compared to $258.9 million for the first quarter of 2008. Non-GAAP net income for the first quarter of 2009 was $22.5 million, or 27 cents per diluted share. This compares to Non-GAAP net income of $32.7 million, or 36 cents per diluted share, for the first quarter of 2008. GAAP net income for the first quarter of 2009 was $8.0 million, or 10 cents per diluted share, compared to $14.2 million, or 16 cents per diluted share, for the same period last year.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, including applicable service revenues, consolidated net revenues for the first quarter of 2009 were comprised of:

•	69 percent video solutions, or $156.4 million (55 percent video communications, or $124.3 million, and 14 percent network systems, or $32.1 million); and

•	31 percent voice communications, or $69.0 million.

This compares to the first quarter of 2008, in which consolidated net revenues were comprised of:

•	62 percent video solutions, or $159.5 million (51 percent video communications, or $130.3 million, and 11 percent network systems, or $29.2 million); and

•	38 percent voice communications, or $99.4 million.

“Although we experienced the challenges of the current economic environment in the first quarter, we believe the core drivers of our business remain strong,” said Robert Hagerty, Polycom chairman and CEO. “Now, more than ever, our customers are sensitive to discretionary spending and are increasingly focused on solutions that drive a hard-dollar return on investment (ROI) to improve their bottom line. We are fulfilling this need, as evidenced by customer adoption of Polycom’s highly-differentiated RPX and TPX solutions, driving 45 percent growth in our telepresence business, to a record level for us. Also, fueled by our wave of new network infrastructure products, Polycom’s network systems product line returned to double-digit, year-over-year growth. One of the factors offsetting this growth was our performance in the voice business, which continues to be adversely impacted by the economic downturn. However, the voice business continues to perform well competitively and remains integral to our Unified Collaboration (UC) solution, and we expect this business to return to growth as the economy improves.”

“Looking forward, we expect our broad range of new products to expand our market opportunity and to enable us to make competitive gains in our video solutions business. Our customers continue to tell us that videoconferencing, telepresence and network infrastructure solutions are critical in reducing costs and managing their business during this challenging time. For example, with our recent launch of the Polycom® RMX 2000™ Version 4.0, the Polycom Converged Management Application (CMA™), and the Polycom Distributed Media Application (DMA™) solutions, we believe Polycom has now surpassed all competitive technologies to manage video-centric networks, providing extensive benefits to our customers. In fact, our DMA solution is the first media server virtualization product in the UC market, enabling exceptional management, scalability and reliability for our customers’ UC environments. In addition, through our strategic partnership with Microsoft, we jointly introduced the CX5000, a room-based video system that leverages Microsoft’s Office Communications Server 2007 and Live Meeting Service. Lastly, we launched the Polycom QDX™ 6000 and the Polycom VVX™ 1500 video products, designed to broaden our offering at the desktop and throughout organizations of all sizes,” Hagerty concluded.

“We executed prudent cost controls during the quarter by proactively aligning our cost structure to the current economic climate,” said Michael Kourey, Polycom senior vice president, finance and administration, and CFO. “As a result, we achieved a solid operating margin in spite of the revenue challenges. In addition, driven by our strong profits and working capital management, we generated $26.8 million in positive operating cash flow, our 45th consecutive quarter of positive operating cash flow. We exited the quarter with a robust balance sheet, including $338.7 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (NASDAQ: PLCM) is the global leader in telepresence, video, and voice solutions and a visionary in communications that empower people to connect and collaborate everywhere. Please visit www.polycom.com for more information.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the strength of the core drivers of our business, the return to growth of our voice business, the expected expansion of our market opportunity and competitive gains in our video solutions business due to our new product offerings and our surpassing of competitive technologies with respect to managing video-centric networks. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, potential fluctuations in results and future growth rates, risks associated with general economic conditions, including the continuation and prolonged impact of the crisis in the worldwide financial markets and the global recession, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel and our sales organization and the impact of recent restructuring actions, and the impact of global conflicts such as those in the Middle East that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since April 8, 2009, Polycom will hold a conference call today, April 15, 2009, at 5:00 p.m. EDT/2:00 p.m. PT to discuss its first quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800.913.1647; and for callers outside of the US and Canada, by calling 212.231.2900, with the passcode being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21420413. A replay of the call will also be maintained on our website for twelve months at www.polycom.com under Investor Relations – Earnings Calls-Archives.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2009 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Impact to cost of sales from purchase accounting adjustments to inventory, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, and Income tax effect of the preceding adjustments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2009	March 31, 2008
Revenues:
Product revenues	$183,294	$222,451
Service revenues	42,116	36,469

Total revenues	225,410	258,920

Cost of revenues:
Cost of product revenues	72,971	85,693
Cost of service revenues	19,716	17,184

Total cost of revenues	92,687	102,877

Gross profit	132,723	156,043

Operating expenses:
Sales and marketing	64,333	70,691
Research and development	26,580	32,020
General and administrative	11,714	12,726

Total operating expenses	102,627	115,437

Operating income	30,096	40,606
Interest income, net	515	3,186
Other expense, net	(796)	1,060

Income before provision for income taxes	29,815	44,852
Provision for income taxes	7,305	12,110

Non-GAAP net income	$22,510	$32,742

Basic net income per share	$0.27	$0.37

Diluted net income per share	$0.27	$0.36

Weighted average shares outstanding for basic net income per share	83,625	88,526

Weighted average shares outstanding for diluted net income per share	84,250	90,247

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2009	March 31, 2008
Revenues:
Product revenues	$183,294	$222,451
Service revenues	42,116	36,469

Total revenues	225,410	258,920

Cost of revenues:
Cost of product revenues	78,007	90,187
Cost of service revenues	20,469	18,254

Total cost of revenues	98,476	108,441

Gross profit	126,934	150,479

Operating expenses:
Sales and marketing	66,233	73,861
Research and development	28,453	34,934
General and administrative	13,589	14,894
Acquisition-related costs	—	159
Amortization of purchased intangibles	1,464	1,827
Restructuring costs	6,417	3,615
Litigation reserves and payments	—	6,238

Total operating expenses	116,156	135,528

Operating income	10,778	14,951
Interest income, net	515	3,186
Other expense, net	(796)	1,060

Income before provision for income taxes	10,497	19,197
Provision for income taxes	2,472	4,991

Net income	$8,025	$14,206

Basic net income per share	$0.10	$0.16

Diluted net income per share	$0.10	$0.16

Weighted average shares outstanding for basic net income per share	83,625	88,526

Weighted average shares outstanding for diluted net income per share	84,250	90,247

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2009
	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$183,294	$—	$183,294
Service revenues	42,116	—	42,116

Total revenues	225,410	—	225,410

Cost of revenues:
Cost of product revenues	78,007	5,036 (a)	72,971
Cost of service revenues	20,469	753 (b)	19,716

Total cost of revenues	98,476	5,789	92,687

Gross profit	126,934	(5,789)	132,723

Operating expenses:
Sales and marketing	66,233	1,900 (b)	64,333
Research and development	28,453	1,873 (b)	26,580
General and administrative	13,589	1,875 (b)	11,714
Amortization of purchased intangibles	1,464	1,464	—
Restructuring costs	6,417	6,417	—
Litigation reserves and payments	—	—	—

Total operating expenses	116,156	13,529	102,627

Operating income	10,778	(19,318)	30,096
Interest income, net	515	—	515
Other expense, net	(796)	—	(796)

Income before provision for income taxes	10,497	(19,318)	29,815
Provision for income taxes	2,472	(4,833)	7,305

Net income	$8,025	$(14,485)	$22,510

Basic net income per share	$0.10	$(0.17)	$0.27

Diluted net income per share	$0.10	$(0.17)	$0.27

Weighted average shares outstanding for basic net income per share	83,625		83,625

Weighted average shares outstanding for diluted net income per share	84,250		84,250

(a)	Excluded amount includes $3,326 related to the amortization of purchased intangibles for core and existing technologies, $1,050 related to past license fee claims, $548 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $112 related to the effect of stock-based compensation on warranty expense rates.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2008
	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$222,451	$—		$222,451
Service revenues	36,469	—		36,469

Total revenues	258,920	—		258,920

Cost of revenues:
Cost of product revenues	90,187	4,494	(a)	85,693
Cost of service revenues	18,254	1,070	(b)	17,184

Total cost of revenues	108,441	5,564		102,877

Gross profit	150,479	(5,564)		156,043

Operating expenses:
Sales and marketing	73,861	3,170	(b)	70,691
Research and development	34,934	2,914	(b)	32,020
General and administrative	14,894	2,168	(b)	12,726
Acquisition-related costs	159	159		—
Purchased in-process research and development	—	—		—
Amortization of purchased intangibles	1,827	1,827		—
Restructuring costs	3,615	3,615		—
Litigation reserves and payments	6,238	6,238		—

Total operating expenses	135,528	20,091		115,437

Operating income	14,951	(25,655	)-	40,606
Interest income, net	3,186	—		3,186
Other expense, net	1,060	—		1,060

Income before provision for income taxes	19,197	(25,655)		44,852
Provision for income taxes	4,991	(7,119)		12,110

Net income	$14,206	$(18,536)		$32,742

Basic net income per share	$0.16	$(0.21)		$0.37

Diluted net income per share	$0.16	$(0.20)		$0.36

Weighted average shares outstanding for basic net income per share	88,526			88,526

Weighted average shares outstanding for diluted net income per share	90,247			90,247

(a)	Excluded amount includes $3,493 related to the amortization of purchased intangibles for core and existing technologies, $806 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $195 related to the effect of stock-based compensation on warranty expense rates.

(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$155,085	$165,669
Short-term investments	178,502	152,407
Trade receivables, net	113,161	126,497
Inventories	87,117	89,730
Deferred taxes	29,134	29,295
Prepaid expenses and other current assets	32,065	34,207

Total current assets	595,064	597,805
Property and equipment, net	78,323	77,294
Long-term investments	5,140	6,420
Goodwill	492,777	495,083
Purchased intangibles, net	60,026	65,369
Deferred taxes	19,289	19,415
Other assets	14,333	16,298

Total assets	$1,264,952	$1,277,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$52,294	$57,731
Accrued payroll and related liabilities	21,041	28,711
Taxes payable	1,093	—
Deferred revenue	72,800	69,238
Other accrued liabilities	51,768	58,402

Total current liabilities	198,996	214,082
Non-current liabilities
Long-term deferred revenue	42,427	43,285
Taxes payable	35,214	35,878
Deferred taxes	2,500	2,638
Other long-term liabilities	11,587	13,459

Total liabilities	290,724	309,342
Stockholders’ equity	974,228	968,342

Total liabilities and stockholders’ equity	$1,264,952	$1,277,684

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2009	March 31, 2008
Cash flows from operating activities:
Net income	$8,025	$14,206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,863	6,475
Amortization of purchased intangibles	4,797	5,308
Provision for doubtful accounts	247	245
Provision for excess and obsolete inventories	1,517	159
Non-cash stock based compensation	6,949	10,128
Excess tax benefits from stock-based compensation	—	(422)
Loss on disposals of property and equipment	10	7
Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	13,089	(2,597)
Inventories	1,096	(25,825)
Deferred taxes	1,175	819
Prepaid expenses and other assets	1,778	(10,157)
Accounts payable	(5,437)	15,831
Taxes payable	(737)	(2,720)
Other accrued liabilities	(13,539)	24,795

Net cash provided by operating activities	26,833	36,252

Cash flows from investing activities:
Purchases of property and equipment	(8,548)	(9,246)
Purchases of investments	(158,045)	(90,889)
Proceeds from sale and maturity of investments	130,600	98,669

Net cash used in investing activities	(35,993)	(1,466)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	6,404	12,725
Repurchase of common stock	(7,828)	(62,243)
Excess tax benefits from stock-based compensation	—	422

Net cash used in financing activities	(1,424)	(49,096)

Net decrease in cash and cash equivalents	(10,584)	(14,310)
Cash and cash equivalents, beginning of period	165,669	279,560

Cash and cash equivalents, end of period	$155,085	$265,250